UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Determination of 2010 Base Salaries for Executive Officers

On February 18, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the UTStarcom, Inc. (the “Company”) approved the 2010 annual base salaries for the Company’s executive officers (the “Executive Officers”).  In light of the Company’s previously announced planned changes in management, no changes were made to the Executive Officers’ annual base salaries.

Annual salaries remain as follows: Peter Blackmore, President and Chief Executive Officer, $640,000 per year;  Kenneth Luk, Chief Financial Officer and Senior Vice President,  RMB 2,500,000 per year, and Viraj Patel, Vice President, Corporate Controller, and Chief Accounting Officer, $288,750 per year.  As previously announced, Peter Blackmore voluntarily reduced his salary for a one-year period ending March 23, 2010 by twenty percent (20%).  His salary will return to $800,000 per year as of March 24, 2010.

Determination of 2009 Bonus for Executive Officers

On February 18, 2010, the Committee approved the 2009 cash bonuses for the Company’s Executive Officers after a review of performance and competitive market data.  The 2009 bonuses were determined based on each Executive Officer’s level of satisfaction of the management performance objectives established and tailored for such Executive Officer by the Committee for the Company’s 2009 fiscal year.  The 2009 cash bonuses awarded were (i) $529,600 for Peter Blackmore, Chief Executive Officer and President, and (ii) $90,668 for Viraj Patel, Vice President, Corporate Controller, and Chief Accounting Officer.

Determination of Earned 2009 Performance-Based Restricted Stock Units (RSUs)

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2009, the Committee previously granted certain of the Executive Officers performance-based RSUs under the Company’s 2006 Equity Incentive Plan (the “Plan”), the vesting of which was contingent upon each Executive Officer meeting certain management performance objectives established and tailored for each Executive Officer by the Committee for the Company’s 2009 fiscal year, including (i) achievement of corporate financial measures related to bookings, revenue and net income, (ii) achievement of certain corporate objectives, and (iii) achievement by such Executive Officer of additional individualized performance objectives reviewed and approved by the Compensation Committee.

At its meeting on February 18, 2010, the Committee measured each Executive Officer’s performance against the established objectives and determined that the number of RSUs to be earned by each Executive Officer is as follows:

Name	Number of RSUs Granted on February 27, 2009	Number of RSUs Earned Effective February 26, 2010	RSUs Earned as a percentage of RSUs Granted
Peter Blackmore	224,727	148,769	66.2%
Viraj Patel	37,293	37,293	100%

In determining the number of RSUs earned by Mr. Patel, the Committee recognized Mr. Patel’s performance in various transition activities, including his work following his originally targeted termination date at the end of 2009.  The earned RSUs will vest 50% on each of February 26, 2010 and February 28, 2011, subject to the Executive Officer being a service provider (as defined in the Plan) through such date.  The RSUs that were not earned will be forfeited.  Each RSU represents a contingent right to receive one share of the Company’s common stock on the vesting date.  The grants were made as part of the Company’s annual focal awards process for 2009.  The awards were made subject to the standard terms and conditions of the form of restricted stock unit agreement under the Plan.  Pursuant to the severance plans with each of Messrs. Blackmore and Patel, all outstanding equity compensation awards fully vest and become exercisable in the event of termination of employment by the Company other than for cause.

Kenneth Luk was not an Executive Officer at the time of the 2009 performance-based RSU grant.

Grant of 2010 Focal Award

In light of the Company’s previously announced planned changes in management, no annual focal awards were made for fiscal year 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: February 24, 2010	By:	/s/ Peter Blackmore
	Name:	Peter Blackmore
	Title:	Chief Executive Officer and President